SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 8, 2013

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2013, Met-Pro Corporation, a Pennsylvania corporation (the “Company”), CECO Environmental Corp., a Delaware corporation (“CECO”), Mustang Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of CECO (“Merger Sub”), and Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.), a Delaware limited liability company and a direct wholly owned subsidiary of CECO (“Successor Sub”), entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), which amended that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 21, 2013, by and among the Company, CECO, Merger Sub and Mustang Acquisition II Inc.  On August 5, 2013, in accordance with the terms of the Merger Agreement, CECO caused Mustang Acquisition II Inc., a Delaware corporation, to be converted to a Delaware limited liability company.  The sole purpose of the First Amendment is to make conforming modifications to the Merger Agreement to reflect such conversion.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
2.2	Amendment No. 1 dated August 5, 2013 to Agreement and Plan of Merger dated April 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 8, 2013	MET-PRO CORPORATION

By: /s/ Raymond De Hont
Raymond De Hont
Chief Executive Officer and President